Exhibit 10.28

IDACORP, Inc. and/or Idaho Power Company Executive Officers
with Amended and Restated Change in Control Agreements
(as of February 19, 2019)

Name	Title	Date of Agreement
Darrel T. Anderson	President and Chief Executive Officer of IDACORP, Inc. and Idaho Power Company	12/23/2008
Brian R. Buckham*	Senior Vice President and General Counsel of IDACORP, Inc. and Idaho Power Company	4/4/2016
Jeff Glenn*	Vice President of Corporate Services and Chief Information Officer of Idaho Power Company	2/4/2016
Lisa A. Grow	Senior Vice President and Chief Operating Officer of Idaho Power Company	12/12/2008
Steven R. Keen	Senior Vice President, Chief Financial Officer, and Treasurer of IDACORP, Inc. and Idaho Power Company	12/30/2008
Jeffrey L. Malmen	Senior Vice President of Public Affairs of IDACORP, Inc. and Idaho Power Company	12/8/2008
Tessia Park*	Vice President of Power Supply of Idaho Power Company	1/5/2016
Kenneth W. Petersen*	Vice President, Controller, and Chief Accounting Officer of IDACORP, Inc. and Idaho Power Company	5/20/2010
N. Vern Porter*	Vice President of Transmission & Distribution Engineering and Construction and Chief Safety Officer of Idaho Power Company	3/18/2010
Adam Richins*	Vice President of Customer Operations and Business Development of Idaho Power Company	2/8/2017
*Change in control agreement does not include 13th-month trigger or tax gross-up provisions.